UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 3, 2016

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation

On February 3, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Four Corners Property Trust, Inc. (the “Company”), and with respect to Mr. William H. Lenehan only, subject to approval of the independent directors of the Board, approved the following annual long-term incentive grants to executive officers: Mr. William H. Lenehan—30,630 shares of time-based restricted stock and a target award of 45,945 shares of performance-based restricted stock; Mr. Gerald R. Morgan—8,783 shares of time-based restricted stock and a target award of 13,175 shares of performance-based restricted stock; and Mr. James L. Brat—4,748 shares of time-based restricted stock and a target award of 7,122 shares of performance-based restricted stock (collectively, the “Awards”). The annual grants to Mr. Lenehan were approved by the independent directors, and made on, February 8, 2016. The number of shares of time-based restricted stock and performance-based restricted stock awarded was determined by dividing the value of the award determined by the Compensation Committee for each executive by the average closing price of the Company’s common stock for the five consecutive trading days ending on the applicable grant date. The Awards were made pursuant to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “Plan”) and the terms were set forth in a Performance-Based Restricted Stock Award Agreement and Restricted Stock Award Agreement entered into between the Company and each of Messrs. Lenehan, Morgan and Brat.

Time-Based Restricted Stock

The shares of time-based restricted stock granted to each executive vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continuous employment with the Company through the applicable vesting date. If, after the first anniversary of the grant date, the executive’s employment is terminated by the Company for any reason other than “cause” (as defined in the Plan), death or “disability” (as defined in the award agreement), or the executive resigns for “good reason” (as defined in the award agreement), then the executive will become vested in a pro-rated number of shares, which will be determined based on the number of full months during the 36-month vesting period that the executive was employed by the Company, plus six additional months of service credit. If, within two years after the date of the consummation of a “change in control” (as defined in the Plan), the executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, then the executive will become immediately vested in all of the shares. If the executive dies or becomes disabled prior to the vesting of the shares, then the executive will become immediately vested in all of the shares.

Performance-Based Restricted Stock

The shares of performance-based restricted stock granted to each executive vest based on the Company’s achievement of a performance measure approved by the Compensation Committee over a three-year performance period. Each executive will become vested in between zero and 200% of the target number of shares granted to him, based on the achievement of the applicable performance measure, as determined by the Compensation Committee. Except as described below, the executive must remain employed through the end of the performance period in order to vest in any shares. If the executive’s employment is terminated by the Company for cause following the end of the performance period and prior to the date on which the Compensation Committee certifies the level of achievement of the performance measure, then the executive will forfeit all of his shares.

If, after the first anniversary of the grant date, the executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, then the executive will become vested in the number of shares, if any, determined following the end of the performance period based on actual performance over the performance period, provided that the number of shares that vest will be pro-rated based on the number of full months that the executive was employed by the Company during the performance period through his date of termination. If, within two years after the date of the consummation of a change in control, the executive’s employment is terminated by the Company for any reason other than cause, death or disability, or the executive resigns for good reason, then the executive will become immediately vested in the number of shares, if any, determined based on actual performance measured through the date of the change in control. If the executive dies or becomes disabled prior to the vesting of the shares, the executive will become immediately vested in 100% of the shares granted to him on the grant date.

The Performance-Based Restricted Stock Award Agreement and the Restricted Stock Award Agreement each provide that dividends and other distributions paid with respect to the shares granted to the executive on the grant date will be subject to the same vesting terms as the shares and will be paid to the executive if and to the extent the shares vest. Each award agreement also contains certain “clawback” and restrictive covenant provisions, including restrictive covenants relating to the non-disclosure of confidential information and trade secrets, non-competition, non-solicitation of vendors, suppliers and licensees, and non-recruitment of employees.

The foregoing description is qualified in its entirety by reference to the Form of Performance-Based Restricted Stock Award Agreement and Form of Restricted Stock Award Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Stock Award Agreement

10.2	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ William H. Lenehan
William H. Lenehan Chief Executive Officer

Date: February 9, 2016

EXHIBIT LIST

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Stock Award Agreement

10.2	Form of Restricted Stock Award Agreement